Exhibit 99.1

Columbia Care Reports Record Fourth Quarter and Full Year 2021 Results; Issues 2022 Guidance Under U.S. GAAP

Company Now Reporting in U.S. GAAP; Also Presenting Results This Quarter with Reference to 2021 IFRS Guidance

Full Year 2021 U.S. GAAP Results Include Record Revenue of $460 Million and Record Adjusted EBITDA of $58 Million (Non-GAAP Measure)

Record Quarterly Revenue of $139 Million, an Increase of 70% YoY, 5% Sequentially

Full Year 2021 Combined Revenue of $474 Million and Combined Adjusted EBITDA of $85 Million; Both Company Records and In-Line with Previously Communicated IFRS Guidance

Company Issues 2022 Guidance of $625M—$675M Revenue, $120M—$135M Adjusted EBITDA, in U.S. GAAP

NEW YORK, N.Y., March 24, 2022 – Columbia Care Inc. (NEO: CCHW) (CSE: CCHW) (OTCQX: CCHWF) (FSE: 3LP) (“Columbia Care” or the “Company”) today reported financial and operating results for the fourth quarter ended December 31, 2021. All financial information presented in this release is in U.S. GAAP and in thousands of U.S. dollars, unless otherwise noted, and comparisons to prior quarter and prior year are made on an as-converted basis under U.S. GAAP, unless otherwise noted.

“We are pleased to report record results for the full year and fourth quarter of 2021, in what was a truly transformational year for Columbia Care,” said Nicholas Vita, CEO of Columbia Care. “In 2021, organic growth across our diversified portfolio and the integration of several major acquisitions drove full year revenue increase of 156% over the prior year. As we build scale and operationalize new markets, Adjusted EBITDA (non-GAAP measure) has improved 220% over fourth quarter 2020. We have also evolved as a company through our launch of the Cannabist retail experience and our own suite of product brands. Innovative technologies like Forage allow us to engage with and understand our patients and consumers better than ever before.”

Vita continued, “As we look ahead to the remainder of 2022, there are remarkable catalysts on the horizon, including adult use sales in New Jersey and growth in the medical programs in New York and Virginia. We will continue to roll out our award-winning Cannabist retail experience as we open new locations and will bring our house of brands to our strategic national footprint throughout 2022, providing consistent quality that patients and consumers demand. We’ve made tremendous operational improvements that are driving efficiencies in new and maturing markets. I am confident that our team will continue to demonstrate our successful strategies as we execute in 2022 and beyond.”

Management Commentary on Transaction with Cresco Labs

“Since our founding, Columbia Care’s mission has been to provide quality, expertise and trust in cannabis and to deliver the best outcome for our stakeholders,” said CEO Nicholas Vita. “In an evolving industry, the opportunities to better achieve our mission through consolidation led us to this historic moment. With Columbia Care’s strategic national footprint in the most attractive markets and Cresco’s success in execution and incredibly popular brands, we will together create the most important and investable company in cannabis. There is no better team in the industry to maximize the potential of this market defining combination.”

Full Year 2021 U.S. GAAP Financial Highlights (in $ thousands, excl. margin items):

	Year Ended December 31,
	2021	2020	YoY Change
Revenue	$460,080	$179,503	156%

Gross Profit	$194,015	$62,143	212%

Net Loss	$(146,853)	$(119,649)	$(27,204)

EBITDA (Non-GAAP)	$(63,698)	$(109,859)	$46,161

Adjusted EBITDA (Non-GAAP)	$57,852	$(19,800)	$77,652

Fourth Quarter 2021 U.S. GAAP Financial Highlights (in $ thousands, excl. margin items):

	Q4 2021 (2)	Q3 2021 (2)	Q4 2020 (3)	% QoQ	% YoY
Revenue	$139,276	$132,322	$81,799	5%	70%
Adj. Gross Profit[1]	$61,995	$62,796	$32,713	-1%	90%
Adj. Gross Margin[1]	45%	47%	40%	-294 bps	452 bps
Adj. EBITDA (Non-GAAP)	$20,592	$24,771	$4,497	-17%	358%

[1]	Excludes $4.7 million in Q4 2021, $1.4 million in Q3 2021 and $1.3 million in Q4 2020 related to the mark-up of inventory acquired in acquisitions.
[2]	Represents Reported Results
[3]	Represents Combined Results, which include dispensary operations in Ohio.

Full Year 2021 IFRS Guidance and Results (unaudited)

The following table provides the Company’s results for the year ended December 31, 2021 based on IFRS compared to the Company’s most recent 2021 guidance as issued on November 12, 2021:

Metric	IFRS Guidance		IFRS Results
Combined Revenue	$470M - $485M		$473M
Combined Adjusted Gross Margin (Non-IFRS)(1)	46	%+	45%
Combined Adjusted EBITDA (Non-IFRS)	$85M - $95M		$85M

[1]	Excludes changes in fair value of biological assets and inventory sold for all periods presented, as well as $7.7 million in 2021 related to the mark-up of inventory acquired in acquisitions.

With respect to the table above, Combined Revenue, Combined Adjusted Gross Margin and Combined Adjusted EBITDA include results from the CannAscend transaction prior to its close on July 1, 2021.

See “Non-GAAP & Non-IFRS Financial Measures” at the end of this press release for more information regarding the Company’s use of non-GAAP and non-IFRS financial measures.

Top 5 Markets by Revenue in Q4[4]: California, Colorado, Massachusetts, Ohio, Pennsylvania

Top 5 Markets by Adjusted EBITDA in Q4[4]: Colorado, Maryland, Massachusetts, Pennsylvania, Virginia

[4]	Markets are listed alphabetically

Operational Highlights for Fourth Quarter 2021

Sustained momentum on branding initiatives at retail and product levels:

•	Transformed entire Florida footprint of 14 stores to Cannabist retail experience on December 8

•	Launched Classix brand in five new markets on October 13 in the industry’s widest multi-state flower brand launch in a single day

•	Announced partnership with Mike Tyson’s Tyson 2.0 cannabis line, as exclusive cultivation, manufacturing and distribution partner within Columbia Care markets

Building scale with continued retail expansion:

•	Entered the Missouri medical market in October

•	Closed acquisition of Medicine Man in Colorado in November, strengthening leadership position in the world’s second largest cannabis market

•	Opened new dispensary in a Richmond, Virginia suburb in November, the third location in the state

Proven cultivation expertise and execution:

•	First to offer whole flower for sale in New York medical market in October

•	Achieved first harvest out of Riverhead, Long Island greenhouse in December, with high quality testing / flower for the New York medical program

•	Continued to drive operational improvements and adherence to national cultivation SOPs, leading to increases in potency and yield throughout the cultivation portfolio

•	Wholesale revenue represented 19% of total revenue in Q4

Operational Highlights for Full Year 2021

Sustained momentum on branding initiatives at retail and product levels:

•

Unveiled Cannabist retail experience, transforming the storefront and shopping experience for patients and consumers; to date, there are 26 Cannabists across the U.S., representing nearly one-third of the 83 active retail locations

•

Launched Columbia Care house of brands across national footprint, including Seed & Strain, Triple Seven, Amber, Press and edibles. In-house and owned brands now account for 67% of all flower sold at Columbia Care owned dispensaries

•	Wholesale revenue increased from 13% in Q1 to 19% in Q4, due to additional cultivation capacity and ongoing brand rollout

Building scale across strategic national portfolio:

•	Added 12 retail locations in 2021 and opened in new markets of Missouri, Utah and West Virginia

•

Closed acquisitions throughout the year: 34-acre cultivation and manufacturing site in Long Island, NY in Q2; multi-state operator Green Leaf Medical in Q2; CannAscend transaction for Ohio assets in Q3; vertically-integrated Colorado operator Medicine Man in Q4

•	Added more than 1 million square feet of cultivation and production capacity to our footprint

Capital Markets Highlights

•	CCHW included in MSCI Canada Small Cap Index, as of market close on November 30

•	In December 2021, the Company secured a mortgage on the Riverhead, Long Island property for $20M at an annual interest rate equal to the Wall Street prime rate (“Index”) plus 2.25%

•	Subsequent to quarter close, on February 3, 2022, Company completed a private placement of US$185 million aggregate principal amount of 9.50% senior-secured first-lien notes due 2026

2022 Outlook

Metric	U.S. GAAP Guidance
Revenue	$625M to $675M
Adjusted EBITDA (Non-GAAP)	$120M to $135M

Columbia Care’s 2022 outlook assumes adult use sales begin in New Jersey in Q2 2022, but does not include any contribution from future acquisitions, nor does it assume any changes in the regulatory environment in markets where Columbia Care currently operates. This also excludes markets where a conversion from medical only to adult use is under consideration by the Governor and/or legislature. See “Caution Concerning Forward-Looking Statements” below for further discussion.

Conference Call and Webcast Details

The Company will host a conference call on Thursday, March 24, 2022 at 8:00 a.m. EST to discuss financial and operating results for the fourth quarter and full year of 2021.

To access the live conference call via telephone, please dial 1-877-407-8914 (US Callers) or 1-201-493-6795 (international callers). A live audio webcast of the call will also be available in the Investor Relations section of the Company’s website at https://ir.col-care.com/ or at https://themediaframe.com/mediaframe/webcast.html?webcastid=nUKUeVI9.

A replay of the audio webcast will be available in the Investor Relations section of the Company’s website approximately 2 hours after completion of the call and will be archived for 30 days.

U.S. GAAP Financial Reporting

Beginning with the quarter ended December 31, 2021, the Company has prepared its financial statements, including all comparative figures, in compliance with U.S. GAAP instead of IFRS. Changes to comparative figures for prior periods reflect their presentation in accordance with U.S. GAAP and is not a change in the Company’s underlying performance as previously reported under IFRS.

A reconciliation of non-GAAP financial measures to their nearest comparable GAAP measure is included in this press release and a further discussion of these items will be contained in our annual report on Form 10-K.

Non-GAAP, Non-IFRS and IFRS Financial Measures

In this press release, Columbia Care refers to certain non-GAAP financial measures, including EBITDA, Adjusted EBITDA and Adjusted Gross Margin and to certain non-IFRS financial measures (which are also non-GAAP financial measures), including Combined Adjusted EBITDA and Combined Adjusted Gross Margin and certain IFRS measures (that are also non-GAAP financial measures) including Revenue, Adjusted Gross Profit and Adjusted Gross Margin. These measures do not have any standardized meaning in accordance with U.S. GAAP or IFRS and may not be comparable to similar measures presented by other companies. Columbia Care considers certain non-GAAP and non-IFRS measures to be meaningful indicators of the performance of its business. These measures are not recognized measures under GAAP and IFRS, do not have a standardized meaning prescribed by GAAP and IFRS and may not be comparable to (and may be calculated differently by) other companies that present similar measures. Accordingly, these measures should not be considered in isolation from nor as a substitute for our financial information reported under GAAP. These non-GAAP, non-IFRS and IFRS measures are used to provide investors with supplemental measures of our operating performance and thus highlight trends in our business that may not otherwise be apparent when relying solely on GAAP measures. These supplemental non-GAAP, non-IFRS and IFRS financial measures should not be considered superior to, as a substitute for, or as an alternative to, and should be considered in conjunction with, the GAAP financial measures presented. We also recognize that securities analysts, investors and other interested parties frequently use non-GAAP, non-IFRS and IFRS measures in the evaluation of companies within our industry.

With respect to non-GAAP financial measures, the Company defines EBITDA as net income (loss) before (i) depreciation and amortization; (ii) income taxes; and (iii) interest expense and debt amortization. Adjusted EBITDA is defined as EBITDA before (i) share-based compensation expense; (ii) goodwill impairment; (iii) fair value mark-up for acquired inventory (iv) acquisition and other non-core costs associated with our recent acquisitions, litigation expenses and COVID-19 expenses (v) fair value changes on derivative liabilities; (vi) impairment on disposal group; (vii) loss on conversion of convertible debt; (viii) earnout liability accrual; (ix) indemnification costs and (x) expenses relating to acquisition and settlement of pre-existing relationships. Adjusted Gross Margin is defined as gross margin before the fair mark-up for acquired inventory. With respect to non-IFRS financial measures, the Company defines Combined Adjusted Gross Margin and Combined Adjusted EBITDA as Adjusted Gross Margin and Adjusted EBITDA, respectively, before (i) net impact, fair value of biological assets and inventory sold; and (ii) impact of conversion for lease accounting from IFRS to U.S. GAAP.

The Company views these non-GAAP, non-IFRS and IFRS financial measures as a means to facilitate management’s financial and operational decision-making, including evaluation of the Company’s historical operating results and comparison to competitors’ operating results. These non-GAAP, non-IFRS and IFRS financial measures reflect an additional way of viewing aspects of the Company’s operations that, when viewed with GAAP results and the reconciliations to the corresponding GAAP and IFRS financial measure may provide a more complete understanding of factors and trends affecting the Company’s business. The determination of the amounts that are excluded from these non-GAAP, non-IFRS and IFRS financial measures are a matter of management judgment and depend upon, among other factors, the nature of the underlying expense or income amounts. Because non-GAAP and non-IFRS financial measures exclude the effect of items that will increase or decrease the Company’s reported results of operations, management strongly encourages investors to review the Company’s consolidated financial statements and publicly filed reports in their entirety.

Reconciliations of non-GAAP financial measures to their nearest comparable GAAP measures, non-IFRS financial measures to their nearest comparable non-IFRS measures and GAAP and non-GAAP financial measures to IFRS and non-IFRS financial measures are included in this press release and a further discussion of some of these items will be contained in our annual report on Form 10-K.

About Columbia Care

Columbia Care is one of the largest and most experienced cultivators, manufacturers and providers of cannabis products and related services, with licenses in 18 U.S. jurisdictions and the EU. Columbia Care operates 131 facilities including 99 dispensaries and 32 cultivation and manufacturing facilities, including those under development. Columbia Care is one of the original multi-state providers of medical cannabis in the U.S. and now delivers industry-leading products and services to both the medical and adult-use markets. In 2021, the company launched Cannabist, its new retail brand, creating a national dispensary network that leverages proprietary technology platforms. The company offers products spanning flower, edibles, oils and tablets, and manufactures popular brands including Seed & Strain, Triple Seven, gLeaf, Classix, Press, Amber and Platinum Label CBD. For more information on Columbia Care, please visit www.col-care.com.

Caution Concerning Forward-Looking Statements

This press release contains certain statements that constitute forward-looking information or forward looking statements within the meaning of applicable securities laws and reflect the Company’s current expectations regarding future events. Statements concerning Columbia Care’s objectives, goals, strategies, priorities, intentions, plans, beliefs, expectations and estimates, and the business, operations, financial performance and condition of Columbia Care are forward-looking statements. The words “believe”, “expect”, “anticipate”, “estimate”, “intend”, “may”, “will”, “would”, “could”, “should”, “continue”, “plan”, “goal”, “objective”, and similar expressions and the negative of such expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words.

The Company has made assumptions with regard to its ability to execute on initiatives, which although considered reasonable by the Company, may prove to be incorrect and are subject to known and unknown risks and uncertainties that may cause actual results, performance or achievements of the Company to be materially different from those expressed or implied by any forward-looking information. Forward-looking information involves numerous assumptions, including assumptions on revenue and expected gross margins, capital allocation, EBITDA break even targets and other financial results; growth of its operations via expansion, for the effects of any transactions; expectations for the potential benefits of any transactions including the acquisition of Green Leaf Medical and Medicine Man; expectations as to organizational impact of executing the Cresco transaction prior to close; statements relating to the business and future activities of, and developments related to, the Company after the date of this press release, including such things as future business strategy, competitive strengths, goals, expansion and growth of the Company’s business, operations and plans; expectations that planned transactions (including the Cresco transaction) will be completed as previously announced; expectations regarding cultivation and manufacturing capacity; expectations regarding receipt of regulatory approvals; expectations that licenses applied for will be obtained; potential future legalization of adult-use and/or medical cannabis under U.S. federal law; expectations of market size and growth in the U.S. and the states in which the Company operates; expectations for other economic, business, regulatory and/or competitive factors related to the Company or the cannabis industry generally; and other events or conditions that may occur in the future. Forward-looking statements may relate to future financial conditions, results of operations, plans, objectives, performance or business developments. These statements speak only as at the date they are made and are based on information currently available and on the then current expectations. Holders of securities of the Company are cautioned that forward-looking statements are not based on historical facts but instead are based on reasonable assumptions and estimates of management of the Company at the time they were provided or made and involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company, as applicable, to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements, including, but not limited to, risks and uncertainties related to: the available funds of the Company and the anticipated use of such funds; the availability of financing opportunities; legal and regulatory risks inherent in the cannabis industry; risks associated with economic conditions, dependence on management and currency risk; risks relating to U.S. regulatory landscape and enforcement related to cannabis, including political risks; risks relating to anti-money laundering laws and regulation; other governmental and environmental regulation; public opinion and perception of the cannabis industry; risks related to contracts with third-party service providers; risks related to the enforceability of contracts; reliance on the expertise and judgment of senior management of the Company, and ability to retain such senior management; risks related to proprietary intellectual property and potential infringement by third parties; risks relating to the management of growth; increasing competition in the industry; risks inherent in an agricultural business; risks relating to energy costs; risks associated to cannabis products manufactured for human consumption including potential product recalls; reliance on key inputs, suppliers and skilled labor; cybersecurity risks; ability and constraints on marketing products; fraudulent activity by employees, contractors and consultants; tax and insurance related risks; risks related to the economy generally; risk of litigation; conflicts of interest; risks relating to certain remedies being limited and the difficulty of enforcement of judgments and effect service outside of Canada; risks related to future acquisitions or dispositions; sales by existing shareholders; as well as limited research and data relating to cannabis. Securityholders should review the risk factors discussed under “Risk Factors” in Columbia Care’s Form 10 dated February 15, 2022, filed with the applicable securities regulatory authorities and described from time to time in documents filed by the Company with Canadian and U.S. securities regulatory authorities.

The purpose of forward-looking statements is to provide the reader with a description of management’s expectations, and such forward-looking statements may not be appropriate for any other purpose. In particular, but without limiting the foregoing, disclosure in this press release as well as statements regarding the Company’s objectives, plans and goals, including future operating results and economic performance may make reference to or involve forward-looking statements. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to have been correct. A number of factors could cause actual events, performance or results to differ materially from what is projected in the forward-looking statements. No undue reliance should be placed on forward-looking statements contained in this press release. Such forward-looking statements are made as of the date of this press release. Columbia Care undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law. The Company’s forward-looking statements are expressly qualified in their entirety by this cautionary statement.

Investor Contact

Lee Ann Evans

Investor Relations

ir@col-care.com

Media Contact

Lindsay Wilson

Communications

+1.978.662.2038

media@col-care.com

TABLE 1 - REPORTED AND COMBINED REVENUE

(in US $ thousands, except share and per share figures, unaudited)

	Year Ended December 31,
	2021	2020
Revenue, as reported	$460,080	$179,503
CannAscend revenues	14,118	18,715
Eliminations	(364)	(309)

Combined revenue (Non-GAAP)	$473,834	$197,909

TABLE 2 - RECONCILIATION OF US GAAP TO NON-GAAP MEASURES

(in US $ thousands, unaudited)

	Year Ended December 31,
	2021	2020
Gross profit, as reported	$194,015	$62,143
CannAscend gross profit	5,747	7,411
Eliminations	(174)	(185)

Combined gross profit (Non-GAAP)	$199,588	$69,369
Fair value mark-up for acquired inventory	7,663	3,111

Combined Adjusted gross profit (Non-GAAP)	$207,251	$72,480
Impact on conversion of lease accounting from IFRS to US GAAP	6,311	3,629

Combined Adjusted gross profit (Non-IFRS)	$213,562	$76,109
Combined Adjusted gross margin (Non-IFRS)	45.1%	38.5%
Net loss	$(146,853)	$(119,649)
Income tax expense	139	(16,197)
Depreciation and amortization	53,002	19,651
Net interest and debt amortization	30,014	6,336

EBITDA (Non-GAAP)	$(63,698)	$(109,859)
Share-based compensation	25,018	29,805
Goodwill impairment	72,328	—
Fair value mark-up for acquired inventory	7,663	3,111
Adjustments for acquisition and other non-core costs*	9,954	7,477
Fair value changes on derivative liabilities	(13,286)	11,745
Impairment on disposal group	2,000	1,969
Loss on conversion of convertible debt	1,580	—
Earnout liability accrual	(59,362)	21,757
Indemnification costs	—	14,195
Acquisition and settlement of pre-existing relationships	75,655	—

Adjusted EBITDA (Non-GAAP)	$57,852	$(19,800)
Impact on conversion of lease accounting from IFRS to US GAAP	24,248	15,662

Adjusted EBITDA (Non-IFRS)	$82,100	$(4,138)
CannAscend Adjusted EBITDA (Non-GAAP) (Non-IFRS)	3,156	3,357
Eliminations	(190)	(124)

Combined Adjusted EBITDA (Non-GAAP) (Non-IFRS)	$85,066	$(905)

*	Acquisition and other non-core costs include costs associated with our recent acquisitions, settlement of pre-existing relationships, litigation expenses and COVID-19.

TABLE 3- CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in US $ thousands, except share and per share figures, unaudited)

	Three Months Ended		Year Ended
	December 31, 2021	December 31, 2020	December 31, 2021	December 31, 2020
Revenue	$139,276	$76,064	$460,080	$179,503
Cost of sales	(82,023)	(46,959)	(266,065)	(117,360)

Gross profit	57,253	29,105	194,015	62,143
Goodwill impairment charges	(72,328)	—	(72,328)	—
Selling, general and administrative expenses	(69,770)	(45,836)	(232,052)	(142,355)

Loss from operations	(84,845)	(16,731)	(110,365)	(80,212)
Other income (expense), net	30,952	(48,822)	(36,349)	(55,634)
Income tax benefit (expense)	(770)	4,354	(139)	16,197

Net loss	(54,663)	(61,199)	(146,853)	(119,649)
Net loss attributable to non-controlling interests	(1,388)	(17,887)	(3,756)	(23,862)

Net loss attributable to Columbia Care shareholders	(53,275)	(43,312)	(143,097)	(95,787)
Weighted average common shares outstanding - basic and diluted	370,251,917	264,966,556	338,754,694	232,576,117
Earnings per common share attributable to Columbia Care shareholders - basic and diluted	$(0.14)	$(0.16)	$(0.42)	$(0.41)

TABLE 4 - RECONCILIATION OF US GAAP TO NON-GAAP MEASURES

(in US $ thousands, unaudited)

	Three Months Ended		Year Ended
	December 31, 2021	December 31, 2020	December 31, 2021	December 31, 2020
Net loss	$(54,663)	$(61,199)	$(146,853)	$(119,649)
Income tax expense	770	(4,354)	139	(16,197)
Depreciation and amortization	19,201	7,457	53,002	19,651
Net interest and debt amortization	11,328	4,576	30,014	6,336

EBITDA (Non-GAAP)	$(23,364)	$(53,520)	$(63,698)	$(109,859)
Share-based compensation	$6,994	$6,721	$25,018	$29,805
Goodwill impairment	72,328	—	72,328	—
Fair value mark-up for acquired inventory	4,741	1,346	7,663	3,111
Adjustments for acquisition and other non-core costs	1,852	3,644	9,954	7,477
Fair value changes on derivative liabilities	(6,526)	9,189	(13,286)	11,745
Impairment on disposal group	—	—	2,000	1,969
Loss on conversion of convertible debt	—	—	1,580	—
Remeasurement of contingent consideration	(35,780)	21,757	(59,362)	21,757
Acquisition and settlement of pre-existing relationships	347	14,195	75,655	14,195

Adjusted EBITDA (Non-GAAP)	$20,592	$3,332	$57,852	$(19,800)

TABLE 5 - CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOW

(in US $ thousands, unaudited)

	Three Months Ended		Year Ended
	December 31, 2021	December 31, 2020	December 31, 2021	December 31, 2020
Net cash provided by (used in) operating activities	$2,445	$(9,168)	$(522)	$(49,650)
Net cash used in investment activities	(55,439)	(2,780)	(191,352)	(27,322)
Net cash provided by financing activities	18,260	30,291	202,437	89,994

TABLE 6 - CONDENSED CONSOLIDATED STATEMENTS OF FINANCIAL POSITION (SELECT ITEMS)

(in US $ thousands, unaudited)

	December 31, 2021	December 31, 2020
Cash	$82,198	$61,111
Total current assets	226,439	138,243
Property and equipment, net	339,692	114,400
Right of use assets	245,541	193,155
Total assets	1,376,511	727,527
Total current liabilities	243,997	148,881
Total liabilities	825,688	440,578
Total equity	550,823	286,949

TABLE 7 - UNAUDITED STATEMENTS OF OPERATIONS

For the Three Months Ended December 31, 2021, September 30, 2021, June 30, 2021, and March 31, 2021

	Three Months Ended
	December 31, 2021	September 30, 2021	June 30, 2021	March 31, 2021
Revenue	$139,276	$132,322	$102,387	$86,095
Cost of sales	(82,023)	(70,956)	(60,639)	(52,447)

Gross profit	57,253	61,366	41,748	33,648
Goodwill impairment charges	(72,328)	—	—	—
Selling, general and administrative expenses	(69,770)	(61,743)	(52,461)	(48,078)

Loss from operations	(84,845)	(377)	(10,713)	(14,430)
Other income (expense), net	30,952	(56,991)	(5,036)	(5,274)
Income tax (expense) benefit	(770)	(9,518)	(2,850)	12,999

Net loss	(54,663)	(66,886)	(18,599)	(6,705)
Income tax expense	770	9,518	2,850	(12,999)
Depreciation and amortization	19,201	16,076	9,202	8,523
Net interest and debt amortization	11,328	8,057	5,622	5,007

EBITDA (Non-GAAP)	$(23,364)	$(33,235)	$(925)	$(6,174)
Share-based compensation	6,994	4,688	5,547	7,789
Goodwill impairment	72,328	—	—	—
Fair value mark-up for acquired inventory	4,741	1,430	1,352	140
Adjustments for acquisition and other non-core costs	1,852	3,009	3,324	1,769
Fair value changes on derivative liabilities	(6,526)	(4,847)	(2,092)	179
Impairment on disposal group	—	2,000	—	—
Loss on conversion of convertible debt	—	—	1,580	—
Remeasurement of contingent consideration	(35,780)	(23,582)	—	—
Acquisition and settlement of pre-existing relationships	347	75,308	—	—

Adjusted EBITDA (Non-GAAP)	$20,592	$24,771	$8,786	$3,703